Exhibit 99.1

Liberty Media Announces Corrected Liberty Starz Trading Information

ENGLEWOOD, Colo., November 5, 2009 — Liberty Media Corporation (“Liberty Media”) (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) announced that shares of Series A Liberty Starz common stock and Series B Liberty Starz common stock will become eligible for trading, on a when-issued basis, on the Nasdaq Global Select Market (corrected) under the symbols “LSTAV” and “LSTBV,” respectively, on November 5, 2009.  Liberty Media’s existing Liberty Entertainment common stock is expected to be renamed Liberty Starz common stock immediately following the previously announced redemption of 90% of the shares of Liberty Entertainment common stock for all of the shares of common stock of Liberty Entertainment, Inc. (“LEI”), a newly-formed, wholly-owned subsidiary of Liberty Media, and the resultant split-off (the “Split-Off”) of LEI from Liberty Media. The redemption is subject to the satisfaction or waiver of certain conditions, including the receipt of stockholder approval at the November 19th special stockholder meeting and the satisfaction or waiver of the conditions to the proposed business combination transaction with The DIRECTV Group, Inc. (the “DTV Business Combination”), which is expected to close immediately following the Split-Off. Please call D.F. King & Co., Inc. at (800) 628-8532 for a copy of Liberty Media’s definitive proxy statement, dated October 20, 2009, relating to the special meeting.  The definitive proxy statement contains important information about the Split-Off and DTV Business Combination.

If the Split-Off and DTV Business Combination are completed as currently contemplated, the Series A Liberty Starz common stock and Series B Liberty Starz common stock are expected to begin regular way trading on the Nasdaq Global Select Market under the symbols “LSTZA” and “LSTZB”, respectively, on or about November 20, 2009.

Liberty Media also announced that the following CUSIP numbers will apply to the Liberty Starz common stock (in any when-issued or regular way trading market): Series A - CUSIP 53071M708 and Series B - CUSIP 53071M807. The CUSIP numbers for the Liberty Entertainment common stock will cease to be valid following the closing of the DTV Business Combination.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the development of a when-issued trading market in Liberty Starz common stock and the completion of the Split-Off and DTV Business Combination. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the merger agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the Securities and Exchange Commission (“SEC”). Liberty Media stockholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to D.F. King & Co., Inc. at (800) 628-8532.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ:  LMDIA, LMDIB), which includes Liberty Media ‘s interests in The DIRECTV Group, Inc., Starz Entertainment, Game Show Network, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420